                                                                    EXHIBIT 9(A)

                FUND ACCOUNTING AND PRICING SERVICES AGREEMENT

                               TABLE OF CONTENTS

Section                                                  Page
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

1.  Appointment                                             3
2.  Calculation of Net Asset Value                          3
3.  Books and Records                                       3
4.  Cooperation With Accountants                            4
5.  Services                                                4
6.  Fees and Expenses                                       4
7.  Compliance with Governmental Rules & Regulations        4
8.  Confidentiality                                         4
9.  References to U.S. Trust                                4
10. Force Majeure; Equipment Failures                       5
11. Indemnification of U.S. Trust                           5
12. Shareholder Liability                                   5
13. Term; Termination                                       6
14. Assignment                                              6
15. Services for Others                                     6
16. Miscellaneous                                           6
17. Severability                                            6
18. Governing Laws                                          6
19. Notices                                                 6
20. Counterparts                                            6
    Attachment A - Fees                                     8
    Attachment B - Services                                 9

                FUND ACCOUNTING AND PRICING SERVICES AGREEMENT
                ----------------------------------------------

    THIS AGREEMENT, made on this 10th day of November, 1992 by and between The Masters Group of Mutual Funds, a Massachusetts business trust, (the "Trust"), which may issue one or more series of shares of beneficial interest, (each a "Portfolio") and United States Trust Company of New York, a New York State chartered bank and trust company having its principal office at 114 West 47th Street, New York, New York 10036 ("U.S. Trust").

                             W I T N E S S E T H:
                             --------------------

    WHEREAS, the Trust is a registered investment company under the Investment Company Act of 1940, as amended (The 1940 Act"); and

    WHEREAS, the Trust desires to appoint hire U.S. Trust to provide the Trust with certain accounting and pricing services, and U.S. Trust is willing to provide such services upon the terms and conditions herein set forth;

    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

    1.  APPOINTMENT. The Trust hereby appoints U.S. Trust to provide the
        ------------
accounting and pricing services hereinafter set forth to the Trust, and U.S. Trust accepts such appointment and agrees to provide such services, under the terms and conditions set forth herein.

    2.  CALCULATION OF NET ASSET VALUE. U.S. Trust will calculate the Trust's
        -------------------------------
net asset value and the per-share net asset value in accordance with the Trust's effective Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933, as amended (the 111933 Act"), including its current prospectus. U.S. Trust will prepare and maintain, in the manner set forth in the Registration Statement and in accordance with instructions from a designated officer of the Trust or 'the Trust's investment adviser, a daily valuation of all portfolio securities and other assets of the Trust. In valuing portfolio securities of the Trust, U.S. Trust may contract with, and rely upon market quotations provided by outside services approved by the Trust. When securities market quotations are not available through outside services approved by the Trust, the securities will be valued based on the direction of the Trustees of the Trust.

    3.  BOOKS AND RECORDS. U.S. Trust will (a) maintain such books and records
        ------------------
as are necessary to enable it to perform its duties under this Agreement; (b) prepare and maintain complete, accurate and current all records with respect to the Trust required to be maintained by the Trust under the Internal Revenue Code of 1986, as amended (the "Code"), and under the 1940 Act and the applicable rules and regulations thereunder; (c) at the Trust's expense, retain and preserve said records in the manner and for the periods prescribed in the Code and the 1940 Act and such rules and regulations; and (d) assist to the extent requested by the Trust in the preparation of reports to the Trust's shareholders, the Trust's Registration Statement and reports and filings required pursuant to the Code, or state tax law, or the 1940 Act and the rules and regulations thereunder.

    U.S. Trust hereby acknowledges and agrees that all records prepared and maintained by U.S. Trust pursuant to this Agreement ("Required Records") are the property of the Trust. If this agreement is terminated, all Required Records shall be delivered, at the Trust's expense, to the Trust or any such person designated by the Trust, and U.S. Trust shall be relieved of responsibility for the preparation and maintenance of any Required Records delivered to the Trust or any such person.

    4.  COOPERATION WITH ACCOUNTANTS. U.S. Trust shall cooperate with the
        -----------------------------
Trust's independent public accountants and shall take all reasonable action in the performance of its obligation under this Agreement to assure that the necessary information is made available to such accountants for the expression of their unqualified opinion where required for any document for the Trust.

    5.  SERVICES. In consideration of services rendered pursuant to this
        ---------
Agreement, the Trust shall pay to U.S. Trust a fee in accordance with the schedule attached hereto (Attachment A) and shall promptly reimburse U.S. Trust for any out-of-pocket expenses and advances payable by the Trust in accordance with Paragraph 6. The services to be provided are detailed in Attachment B of this Agreement.

    6.  FEES AND EXPENSES. Any fees and expenses connected with the performance
        ------------------
of this Agreement may be paid on behalf of the Trust by National Financial Services Corporation or any affiliate thereof (NFSC), in which case the Trust shall have no responsibility for the amounts paid by Fidelity therefor.

         (a) U.S. Trust shall furnish, at its expense and without cost to the Trust or Fidelity, (i) the services of its personnel to the extent required to carry out its obligations under this Agreement, (ii) necessary office facilities and related equipment, and (iii) use of data processing and computer software equipment.

         (b) All costs and expenses not expressly assumed by U.S. Trust under Paragraph 6 (a) of this Agreement shall be paid by the Trust, including but not limited to costs and expenses for pricing service fees; portfolio pricing vendor fees and support service fees (Quotron, Telerate, NASDAQ, etc.); necessary outside record storage; media for storage of records (e.g., microfilm, microfiche, computer tapes); and any and all assessments, taxes or levies assessed on U.S. Trust for services provided under this Agreement

      7. COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS. Except as otherwise
         ---------------------------------------------------
provided in this Agreement and except for the accuracy of information furnished to it by U.S. Trust, the Trust assumes full responsibility of the preparation, contents and distribution of each prospectus of the Trust. U.S. Trust shall comply with all applicable requirements of the 1940 Act, the 1933 Act and any laws, rules and regulations of governmental authorities having jurisdiction over the Trust with respect to the services performed by U.S. Trust hereunder.

    8.  CONFIDENTIALITY. U.S. Trust agrees to treat all records and other
        ----------------
information relative to the Trust as proprietary information of the Trust and, on behalf of itself and its employees, to keep confidential all such information, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where U.S. Trust may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities or when so requested by the Trust.

    9.  REFERENCES TO U.S. Trust. The Trust shall not circulate any printed
        -------------------------
        matter which contains any reference to U.S. Trust without the prior written approval of U.S. Trust, except solely such printed matter as merely identifies U.S. Trust as Accounting and Pricing Services Agent or as may be required by the 1940 Act, the securities Act of 1933 or other applicable laws, rules and regulations to the Trust. The Trust will submit printed matter requiring approval to U.S. Trust in draft form, allowing reasonably sufficient time for review by U.S. Trust and its counsel prior to any deadline for printing.

    10.  FORCE MAJEURE; EQUIPMENT FAILURES.
         ----------------------------------

         (a) If U.S. Trust shall be delayed in their performance of services or prevented entirely or in part from performing services because of causes or events beyond its control, including and without limitation acts of God interruption of power or other utility, transportation or communication services, acts of civil or military authority, national emergencies, explosion, flood, accident, earthquake or other catastrophe, fire, future law, governmental order, rule or regulation, then such delay or nonperformance shall be excused and a reasonable time for performance in connection with this Agreement shall be extended to include the period of such delay or nonperformance.

         (b) In the event of equipment failures beyond U.S. Trust's control, U.S. Trust shall take all steps necessary to minimize service interruptions but shall have no liability with respect thereto. U.S. Trust shall enter into one or more agreements making provision for emergency use of electronic data processing equipment.

    11.  INDEMNIFICATION.
         ----------------

         (a) U.S. Trust, its directors, officers, employees, shareholders, and agents shall not be liable for any error of judgement or mistake of law or for any loss suffered by the Trust in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or negligence on the part of U.S. Trust, its employees, agents and subcontractors in the performance, or reckless disregard, of its or their obligations and duties under this Agreement.

         (b) Notwithstanding any other provision of this Agreement, the Trust shall indemnify and hold harmless U.S. Trust, its directors, officers, employees, shareholders, and agents from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which U.S. Trust may sustain or incur or which be asserted against U.S. Trust by any person by reason of, or as a result of any action taken or omitted to be taken by U.S. Trust in connection with its appointment in good faith in reasonable reliance upon any applicable law, act or regulation even though the same may thereafter have been altered, changed, amended or repealed. However, indemnification under this subparagraph shall not apply to actions or omissions of U.S. Trust or its directors, officers, employees, shareholders, agents, or subcontractors in cases of its or their own willful misfeasance, bad faith or negligence.

         (c) U.S. Trust agrees to hold harmless the Trust from all loss, damage and expenses suffered or incurred by the Trust caused by or arising from (i) the bad faith, reckless disregard of duties, willful misfeasance, or gross negligence of U.S. Trust, its agents and employees or (ii) any breach of this Agreement by U.S. Trust.

    12.  SHAREHOLDER LIABILITY. U.S. Trust is hereby expressly put on notice of
         ----------------------
the limitation of shareholder liability as set forth in the Declaration of Trust of the Trust and agree that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Trust and its assets. U.S. Trust agrees that it shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Trust, nor from the Trustees or any individual Trustee of the Trust. Moreover, U.S. Trust agrees to treat each series of the Trust as having separate obligations to U.S. Trust hereunder and will not attribute the obligations of one series to any other series.

    13.  TERM; TERMINATION. (a) The provisions of this Agreement shall be
         ------------------
effective as of November 10, 1992 shall continue in effect for one year from that date and shall continue in force from year to year thereafter, but only so long as such continuance is approved by U.S. Trust and the Trust.

         (b) Either party may terminate this Agreement on any date by giving the other party at least sixty (60) days prior written notice of such termination specifying the date fixed therefore.

         (c) In the event that in connection with termination of this Agreement a successor to any of U.S. Trust's duties or responsibilities under-this Agreement is designated by the Trust by written notice to U.S. Trust, U.S. Trust shall, promptly upon such termination and at the expense of the Trust, transfer all Required Records and shall cooperate in the transfer of such duties and responsibilities, including provision for assistance from the U.S. Trust's cognizant personnel in the establishment of books, records, and other data by such successor.

    14.   ASSIGNMENT. Except as hereinafter provided, neither this Agreement nor
          -----------
any rights or obligations hereunder may be assigned by either party without the written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assignees. U.S. Trust may, without further consent on the part of the Trust, subcontract for the performance hereof with third parties who are subsidiaries or affiliates of U.S. Trust; provided, however, that U.S. Trust shall be as fully responsible to the Trust for the acts and omissions of any subcontractor as it is for its own acts and omissions and shall be responsible for its choice of subcontractors.

    15.   SERVICES FOR OTHERS. Nothing in this Agreement shall prevent U.S.
          --------------------
Trust or any affiliated person (as defined in the Act) of U.S. Trust from providing services for any other person, firm or corporation (including other investment companies).

    16.   MISCELLANEOUS. The captions in this Agreement are included for
          --------------
convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. The parties agree that this Agreement constitutes separate agreements between U.S. Trust and the Trust acting on behalf of each of its Portfolios listed separately on Attachment C.

    17.   SEVERABILITY. In the event any provision of this Agreement is
          -------------
determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

    18.  GOVERNING LAWS. This Agreement shall be deemed to be a contract made
         ---------------
under, and shall be construed in accordance with, the laws (other than the laws governing conflict-of-law matters) of the State of New York.

    19.  NOTICES. Any notice or demand given in connection with any agreement,
         --------
document or instrument executed pursuant hereto shall be deemed to have been sufficiently given or served for all purposes if sent by certified or registered mail, postage and charges prepaid, to the following addresses: if to the Trust, The Masters Group of Mutual Funds, 82 Devonshire Street, Boston, MA 02109 or at any other address or addresses designated by the Trust to U.S. Trust in writing; and if to U.S. Trust, to it at 114 West 47th Street, New York, NY 10036, or at any other address or addresses designated by U.S. Trust to the Trust in writing.

    20.  COUNTERPARTS. This Agreement may be executed in one or more
         -------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                                UNITED STATES TRUST
                                                COMPANY OF NEW YORK

Attest: _____________________               By: _______________________


                                            THE MASTERS GROUP OF MUTUAL FUNDS

Attest: ______________________              By: _______________________

ATTACHMENT A

For the services as described in this Agreement, the annual Fee per portfolio of the Trust shall be $25,000, prorated and paid monthly.

Out of Pocket expenses, as described in Paragraph 6 (B) of this Agreement will be billed to the Fund on a monthly basis.

ATTACHMENT B

FUND ACCOUNTING SERVICES

Daily responsibilities include:

 .  Preparation of cash availability

 . Review and accounting for all cash receipts and disbursements, including:
   - security settlements
   - income collections
   - shareholder settlements
   - fund expenses

 .  Accrual of fund expenses based on fixed amounts or percentages of net assets

 .  Accrual of income specific to each securities method of accrual

 .  Recording of all security transactions

 .  Determination of fund dividend rates and yields

 .  Valuation of portfolios to determine fund prices

 .  Transmission of required reports to the Fund

DOMESTIC FUND ACCOUNTING DAILY REPORTS

A)   General Ledger Reports

   1. Trial Balance Report
   2. General Ledger Activity Report

B)    Portfolio Reports

   1. Portfolio Report
   2. Cost Lot Report
   3. Purchase Journal
   4. Sell/Maturity Journal
   5. Amortization/Accretion Report
   6. Maturity Projection Report

C)    Pricing Reports

  1.  Pricing Report
  2.  Pricing Report by Market Value
  3.  Pricing Variance by % Change
  4.  NAV Report
  5.  NAV Proof Report
  6.  Money Market Pricing Report


DOMESTIC FUND ACCOUNTING DAILY REPORTS, continued

D) Accounts Receivable/Payable Reports

  1.  Accounts Receivable for Investments Report
  2.  Accounts Payable for Investments Report
  3.  Interest Accrual Report
  4.  Dividend Accrual Report

E)    Other

  1.  Dividend Computation Report
  2.  Cash Availability Report
  3.  Settlement Journal

INTERNATIONAL FUND ACCOUNTING DAILY REPORTS

A) General Ledger

   1. Trial Balance Report
   2. General Ledger Activity Report

B) Portfolio Reports

   1. Portfolio Report by Sector
   2. Cost Lot Report
   3. Purchase Journal
   4. Sell/Maturity Journal

C) Currency Reports

   1. Currency Purchase/Sales Journal
   2. Currency Valuation Report

D) Pricing Reports

   1. Pricing Report by Country
   2. Pricing Report by Market Value
   3. Price Variance by % change

   4. NAV Report
   5. NAV Proof Report



INTERNATIONAL FUND ACCOUNTING DAILY REPORTS, continued

E) Accounts Receivable/Payable Reports

   1. Accounts Receivable for Investments Sold/Matured
   2. Accounts Payable for Investments Purchased
   3. Accounts Receivable for Forward Exchange Contracts
   4. Accounts Payable for Forward Exchange Contracts
   5. Interest Receivable Valuation
   6. Interest Recoverable Withholding Tax
   7. Dividends Receivable Valuation
   S. Dividends Recoverable Withholding Tax

F) other

   1. Exchange Rate Report

MONTHLY FUND ACCOUNTING REPORTS

A) Domestic Reports

   1. Cost Proof Report
   2. Transaction History Report
   3. Realized Gain/Loss Report
   4. Interest Record Report
   5. Dividend Record Report
   6. Broker Commission Totals
   7. Broker Principal Trades
   8. Shareholder Activity Report
   9. Fund Performance Report
   10. SEC Yield Calculation Work Sheet

B) International Reports

   1. Forward Contract Transaction History Report
   2. Currency Gain/Loss Report